Exhibit 99.1

For Immediate Release:  November 16, 2005

Contact:  Jason A. Jenne

(901) 746-2005

True Temper Sports, Inc.

Announces 2005 Third Quarter and Year-To-Date Results

Results of Operations

Memphis, Tennessee…..November 16, 2005…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2005 third quarter and year-to-date results of operations.  Net sales for the third quarter increased 19.8%, to $25.5 million from the $21.3 million recorded during the third quarter of 2004.  Net sales for the first nine months increased 17.4%, to $90.2 million from $76.9 million in the first nine months of 2004.  Adjusted EBITDA (defined below) for the third quarter increased 13.6%, to $7.6 million from $6.7 million in the third quarter of 2004.  Adjusted EBITDA for the first nine months increased 16.8%, to $27.4 million from $23.5 million in the first nine months of 2004.  Net income for the third quarter decreased to a net loss of $0.7 million from net income of $0.7 million in 2004.  Net income for the first nine months increased to $0.1 million from a net loss of $5.6 million in 2004.  As more fully described below, the Company completed an acquisition and recapitalization during the first quarter of 2004 which had an impact on the net income reported for both 2004 and 2005.  The effect of this acquisition has been eliminated from the presentation of Adjusted EBITDA.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “Entering 2005 we fully expected to grow our revenue and share position in several key categories.  We established aggressive business plans to achieve this top-line growth, and the third quarter marks another successful step toward achieving our targeted full year results.  During the third quarter we experienced revenue gains across all our major product lines, and saw continued strength in both our OEM and aftermarket distribution channels.  We were particularly encouraged by the substantial growth obtained in our graphite golf shaft product lines, which more than doubled in sales when compared to the third quarter of 2004; achieving new record levels for both revenue and unit volume for the quarter.  The gains in our graphite shaft business are being fueled by the increasing momentum of our Grafalloy ProLaunch shaft, and the success of our stock OEM initiatives.  In addition, our performance sports segment delivered double digit growth during the third quarter, with revenue improvement of 33%.  This growth continues to be driven by our hockey and bike categories, and follows up on the 32% growth achieved in the second quarter of 2005.”

Mr. Hennessy continued, “While we strive for continued sales growth, our attention also remains focused on the quality of earnings generated by these revenue gains.  During the third quarter we were especially pleased with the favorable product mix in our steel golf shaft category and the solid operating performance at our production facilities.  These factors combined to offset continued commodity pricing pressure in raw materials and energy sources, and enabled us to deliver gross margins of 40.9%, over one point ahead of the 39.3% level from the third quarter of 2004.  Through the first nine months of 2005 we have maintained our gross margin above the 40% level, and our Adjusted EBITDA margin above the base-line 30% level; while still making strategic investments in marketing and promotion to continue the momentum of our branded product offering.  This profitability has driven favorable cash flow, and enabled us to make additional voluntary repayments on our term debt of $3.0 million during the third quarter, bringing our year-to-date voluntary repayment to a total of $10.0 million.”

Outlook

Commenting about the Company’s outlook for the future, Mr. Hennessy said, “This year the golf industry has rebounded quite well from a lackluster 2004.  We do expect the overall market to be impacted somewhat during the fourth quarter from reduced play in the southeastern regions that have been hard hit during this most active Atlantic hurricane season on record.  However, many key indicators still point toward a solid year for golf equipment sales, and in particular, sets of irons sold are having a resurgence after a disappointing 2004.  We believe True Temper will continue to benefit from these market forces, and in addition, we should see continued momentum for our graphite golf and performance sports categories during the fourth quarter.  We anticipate that these factors should continue to drive overall revenue gains during the fourth quarter of 2005, as compared to the prior year.”

Mr. Hennessy continued, “We will persist in our efforts to aggressively push productivity programs and attack all areas of our cost structure during the remainder of 2005 in an effort to mitigate the ever-present commodity pressures.  The cost escalation in steel, graphite material, nickel and natural gas will likely remain a concern throughout the fourth quarter and into 2006.  During this fourth quarter, natural gas in particular will likely have a negative impact on our results.  In an effort to mitigate this impact we have instituted a number of conservation programs, and have effectively locked the pricing on a portion of our winter month’s gas requirements.  We believe that through productivity we will be able to offset a large portion of these cost increases, but we expect the fourth quarter gross margin to be slightly lower that the preceding quarters.  This being said, we still believe that as a result of our cost containment efforts we will exceed the 2004 fourth quarter gross margin and Adjusted EBITDA levels, and finish the year with solid results in these critical profit measures.”

Acquisition and Recapitalization

On January 30, 2004, TTS Holdings LLC, a company formed by Gilbert Global Equity Partners, L.P., entered into a stock purchase agreement with our direct parent company, True Temper Corporation, and certain of its security holders, pursuant to which TTS Holdings LLC and certain members of our senior management agreed to purchase all of the outstanding shares of capital stock of True Temper Corporation.  The transaction contemplated by the purchase agreement closed on March 15, 2004.  As part of this transaction, the Company was recapitalized through the establishment of a new senior credit facility and the issuance of new 8 3/8% senior subordinated notes due 2011.  In conjunction with this recapitalization, certain expenses related to the early extinguishment of long-term debt and other related transaction fees were recorded totaling $14.6 million, resulting in a $10.9 million after-tax reduction to the first quarter 2004 net income.  In addition, as part of the required purchase accounting, the Company recorded the estimated fair value of certain intangible assets.  Non-cash amortization of these intangible assets during the third quarter of 2005 totaled $3.5 million, resulting in a $2.1 million after-tax reduction to the third quarter 2005 net income.  Through the first nine months of 2005, non-cash amortization of these intangible assets totaled $10.4 million, resulting in a $6.4 million after-tax reduction to the year-to-date 2005 net income.  No such amortization was recorded during the first nine months of 2004.

The transaction was accounted for using the purchase method of accounting.  Accordingly, the financial statements included in this press release present the historical cost basis results of the Company as “predecessor company” through March 14, 2004, and the results of the Company as “successor company” from March 15, 2004 through October 2, 2005.  The sum of the results of the predecessor and successor companies is also included where appropriate, and labeled as “combined company.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Thursday, November 17, 2005 at 2:00 p.m. Eastern Time.  Interested parties may participate by calling 888-946-7793 or 517-308-9015 just prior to the start time.  Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 5:00 p.m. Eastern Time on November 17, 2005 until 5:00 p.m. Eastern Time on November 24, 2005.  The replay may be accessed by calling 800-925-2367or 402-220-4102.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to, comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance.  However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements.  Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission (“SEC”), and recently in the Business Risks section of Item 1 to Part 1 of our 2004 Annual Report on Form 10-K filed with the SEC on March 30, 2005.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement.  The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.   The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	QUARTERLY
	Successor Company	Successor Company
	Period from July 4 To October 2,	Period from June 28 To September 26,
	2005	2004
NET SALES	$25,520	$21,308
Cost of sales	15,077	12,929
GROSS PROFIT	10,443	8,379

Selling, general and administrative expenses	3,598	2,610
Amortization of intangible assets	3,456	—
Business development, start-up and transition costs	37	313
Transaction and reorganization expenses	—	25
OPERATING INCOME	3,352	5,431

Interest expense, net of interest income	4,408	4,111
Other expenses (income), net	(66)	44
INCOME (LOSS) BEFORE INCOME TAXES	(990)	1,276

Income tax expense (benefit)	(329)	528
NET INCOME (LOSS)	$(661)	$748

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	YEAR – TO – DATE
	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To October 2,	Period from January 1 To September 26,	Period from March 15 To September 26,	Period from January 1 To March 14,
	2005	2004	2004	2004
NET SALES	$90,188	$76,852	$56,605	$20,247
Cost of sales	53,625	45,911	34,040	11,871
GROSS PROFIT	36,563	30,941	22,565	8,376

Selling, general and administrative expenses	11,733	10,148	6,513	3,635
Amortization of intangible assets	10,368	—	—	—
Business development, start-up and transition costs	172	595	495	100
Transaction and reorganization expense	—	5,406	25	5,381
Loss on early extinguishment of long-term debt	—	9,217	—	9,217
OPERATING INCOME (LOSS)	14,290	5,575	15,532	(9,957)

Interest expense, net of interest income	13,934	11,288	8,790	2,498
Other expenses (income), net	(33)	56	58	(2)
INCOME (LOSS) BEFORE INCOME TAXES	389	(5,769)	6,684	(12,453)

Income tax expense (benefit)	296	(219)	2,626	(2,845)
NET INCOME (LOSS)	$93	$(5,550)	$4,058	$(9,608)

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	October 2,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,545	$3,337
Receivables, net	18,161	14,578
Inventories	20,863	21,910
Prepaid expenses and other current assets	3,579	3,533
Total current assets	45,148	43,358

Property, plant and equipment, net	12,553	13,407
Goodwill, net	150,883	150,883
Intangible assets, net	135,898	146,266
Other assets	6,164	6,911
Total assets	$350,646	$360,825

LIABILITIES & STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$258	$545
Accounts payable	5,207	4,356
Accrued expenses and other current liabilities	8,660	9,796
Total current liabilities	14,125	14,697

Deferred tax liability, net	5,502	5,403
Long-term debt, net of current portion	222,467	232,180
Other liabilities	7,165	7,215
Total liabilities	249,259	259,495

STOCKHOLDER’S EQUITY
Common stock — par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	111,943	111,943
Accumulated deficit	(10,371)	(10,464)
Accumulated other comprehensive loss, net of taxes	(185)	(149)
Total stockholder’s equity	101,387	101,330
Total liabilities and stockholder’s equity	$350,646	$360,825

TRUE TEMPER SPORTS, INC.

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To October 2,	Period from January 1 To September 26,	Period from March 15 To September 26,	Period from January 1 To March 14,
	2005	2004	2004	2004
OPERATING ACTIVITIES
Net income (loss)	$93	$(5,550)	$4,058	$(9,608)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,025	2,342	1,671	671
Amortization of deferred financing costs	1,088	787	678	109
Amortization of intangible assets	10,368	—	—	—
Loss (gain) on disposal of property, plant and equipment	(57)	40	40	—
Transaction and reorganization expenses	—	5,406	25	5,381
Loss on early extinguishment of long-term debt	—	9,217	—	9,217
Deferred taxes	99	(488)	2,527	(3,015)
Changes in operating assets and liabilities, net	(3,107)	(1,475)	(1,702)	227
Net cash provided by operating activities	10,509	10,279	7,297	2,982
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(1,898)	(1,378)	(1,048)	(330)
Proceeds from sale of property, plant and equipment	784	—	—	—
Net cash used in investing activities	(1,114)	(1,378)	(1,048)	(330)
FINANCING ACTIVITIES
Proceeds from issuance of bank debt	—	110,000	110,000	—
Proceeds from issuance of Senior Subordinated Notes	—	125,000	125,000	—
Principal payments on bank debt	(10,000)	(9,975)	(2,275)	(7,700)
Repayment of bank debt, including accrued interest	—	(6,335)	(6,335)	—
Call senior subordinated notes, including accrued interest and call premiums	—	(109,160)	(109,160)	—
Payment of debt issuance costs	—	(8,678)	(8,678)	—
Distribution of net equity to selling shareholders	—	(102,518)	(102,518)	—
Transaction and reorganization expenses, including cash payments for direct acquisition costs	—	(11,268)	(10,805)	(463)
Other financing activity	(187)	(42)	—	(42)
Net cash used in financing activities	(10,187)	(12,976)	(4,771)	(8,205)
Net increase (decrease) in cash	(792)	(4,075)	1,478	(5,553)
Cash at beginning of period	3,337	8,389	2,836	8,389
Cash at end of period	$2,545	$4,314	$4,314	$2,836

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus management services fees, business development, start-up and transition costs, transaction and reorganization expenses, loss on early extinguishment of long-term debt, and initial compliance costs for Sarbanes-Oxley. Not all adjustments described are applicable to the periods identified in the table below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	QUARTERLY
	Successor Company	Successor Company
	Period from July 4 To October 2,	Period from June 28 To September 26,
	2005	2004
Operating income	$3,352	$5,431
Plus:
Depreciation	676	835
Amortization of intangible assets	3,456	—
EBITDA	7,484	6,266
Plus:
Business development, start-up and transition costs	37	313
Transaction and reorganization expenses	—	25
Management services fee	125	125
Adjusted EBITDA	$7,646	$6,729

	YEAR – TO – DATE
	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To October 2,	Period from January 1 To September 26,	Period from March 15 To September 26,	Period from January 1 To March 14,
	2005	2004	2004	2004
Operating income (loss)	$14,290	$5,575	$15,532	$(9,957)
Plus:
Depreciation	2,025	2,342	1,671	671
Amortization of intangible assets	10,368	—	—	—
EBITDA	26,683	7,917	17,203	(9,286)
Plus:
Business development, start-up and transition costs	172	595	495	100
Transaction and reorganization expenses	—	5,406	25	5,381
Loss on early extinguishment of long-term debt	—	9,217	—	9,217
Sarbanes-Oxley initial compliance costs	219	—	—	—
Management services fee	375	375	267	108
Adjusted EBITDA	$27,449	$23,510	$17,990	$5,520

EBITDA and Adjusted EBITDA reconciled to net cash provided by operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	QUARTERLY
	Successor Company	Successor Company
	Period from July 4 To October 2,	Period from June 28 To September 26,
	2005	2004
Adjusted EBITDA	$7,646	$6,729
Cash interest payments	(6,923)	(6,333)
Cash income tax payments	(46)	(46)
Business development, start-up and transition costs	(37)	(313)
Management services fee	(125)	(250)
Changes in working capital requirements and other	449	1,734

Net cash provided by operating activities	$964	$1,521

	YEAR – TO – DATE
	Successor Company	Combined Company	Successor Company	Predecessor Company
	Period from January 1 To October 2,	Period from January 1 To September 26,	Period from March 15 To September 26,	Period from January 1 To March 14,
	2005	2004	2004	2004
Adjusted EBITDA	$27,449	$23,510	$17,990	$5,520
Cash interest payments	(15,528)	(7,709)	(7,361)	(348)
Cash income tax (payments) refunds	12	(118)	56	(174)
Business development, start-up and transition costs	(172)	(595)	(495)	(100)
Management services fee	(375)	(358)	(250)	(108)
Changes in working capital requirements and other	(877)	(4,451)	(2,643)	(1,808)

Net cash provided by operating activities	$10,509	$10,279	$7,297	$2,982